Exhibit 99.1
Luminar Bolsters Balance Sheet & Reports Second Quarter 2024 Business Update
Restructures $422 Million of Debt with Convertible Exchange & Raises $100 Million of New Capital
Orlando, Fla. — August 6, 2024 — Today, Luminar (NASDAQ: LAZR), a leading global automotive technology company, provided its quarterly business update and financial results for the second quarter of 2024.

Luminar announced today that it has entered into private, separately negotiated transactions to reduce its debt, extend maturities, and receive $100 million in new capital to bolster its balance sheet. This directly addresses the company’s capital structure overhang, captures a discount on existing notes, and helps provide the financial runway to execute the company’s business plan.

Key highlights of the transactions include:
•Holders of approximately $422 million in Convertible Senior Notes due 2026 have agreed to exchange for approximately $274 million of Convertible Senior Secured Notes due 2030, an approximate $148 million reduction in aggregate convertible debt principal amount.
•Additionally, these bond investors have agreed to provide Luminar with $100 million of new non-convertible Senior Secured Notes due 2028.
•The extension in maturity of Luminar’s debt from 2026 to 2030 and the $100 million of new capital provides the company with additional liquidity to help realize its growth and vision on its path to profitability.
•The transactions are expected to be completed in the coming days, subject to satisfaction of closing conditions.

“We’ve now successfully ramped production for the first global production vehicle with standardized LiDAR, and our shift from all eyes on launch towards cost and efficiency are beginning to pay off as we begin to convert our multi-billion-dollar Order Book,” said Austin Russell, Founder and CEO. “This transformational transaction signed today represents a level of conviction from our institutional stakeholders that Luminar is here to stay and thrive this decade. We were able to capitalize on the challenging capital markets conditions in our industry to bolster our balance sheet and raise substantive additional capital from investors to fulfill our business plan.”

Business Milestones & Mid-Year Update:
At the beginning of the year, Luminar outlined the following business milestone targets to be achieved by year-end 2024. As of the mid-year mark, the company is on track to meet or beat each of these targets as follows:
1.Pass final Run at Rate production audit ahead of Volvo SOP; Achieve global SOP & ramp with Volvo.
•Now achieved.
•In April 2024, Luminar announced its SOP for Volvo Cars. In June, Volvo announced the EX90 SOP. Through Q2’24, Luminar successfully ramped its production and met all of its key customer deliverables.
2. Launch TPK facility for additional capacity and improved cost.
•On track.
•In April 2024, Luminar launched an expanded partnership with TPK, known as LTEC, to substantially reduce cost of industrialization. Subsequently, the company announced that it reduced its workforce by approximately 20% as it transitions to this asset-light industrialization model.
3. Unveil next-generation LiDAR; Deliver samples to customers.
•Achieved unveiling of Luminar Halo. On track for sample deliveries to select automakers by year-end.
•Luminar is realizing the benefits of its existing ~$2 billion technology platform, with Luminar Halo development cost and time substantially lower than its previous LiDAR generation.
4. Expand ecosystem around LiDAR (e.g. Semiconductors, AI Engine, Software, Insurance).
•On track.
•In Q2’24, Luminar launched its Sentinel software[1] solution, with first shipments to automakers expected by the end of Q3’24.
•Luminar Semiconductor, Inc. continues to grow, including the acquisition of EM4 to expand from chips to modules with its customers.

Key Q2 2024 Financials:
•Revenue: Q2 Revenue was $16.5 million, up 2% compared to Q2’23, but down 22% compared to Q1’24, consistent with guidance for revenue to potentially be lower QoQ.
•Gross Loss: Q2 Gross Loss was $(13.7) million on a GAAP basis and $(11.9) million on a non-GAAP basis.
•Net Loss: Q2 GAAP Net Loss was $(130.6) million, or $(0.29) per share; Q2 Non-GAAP Net Loss was $(81.1) million, or $(0.18) per share.

•Cash & Liquidity: Ended Q2’24 with $211.3 million in Cash & Liquidity, which includes marketable securities and a $50 million line of credit executed in Q1’24 that has not been drawn upon.

Financial Outlook:
Luminar is revising elements of its FY 2024 financial guidance to reflect updated expectations of vehicle production ramps in 2H’24, the renegotiation of a non-series production customer contract as the company focuses on series production and path to profitability, as well as the announced capital structure actions.
•Revenue: With a slower anticipated series production ramp, Luminar is shifting its outlook for a revenue run-rate in the mid-$30 million range from 2H’24 to now in FY’25.
•Cash & Liquidity: Due to the announced capital structure actions, Luminar is increasing its guidance for YE’24 Cash & Liquidity from >$150 million to >$240 million, which still includes the $50 million line of credit obtained in Q1’24 that remains undrawn.
•Q3’24 Revenue: Luminar expects Q3’24 revenue to be in line with to modestly higher versus Q2’24, as a QoQ increase in series production volume is offset by a QoQ decrease in revenue from a non-series production customer for a contract expected to be renegotiated.

Webcast Details:
Founder and CEO Austin Russell and CFO Tom Fennimore will host a video webcast, featuring a business update followed by a live Q&A session.

•What: Video webcast featuring quarterly business update, Q2 financials and live Q&A
•Date: Today, August 6, 2024
•Time: 5:00 p.m. EDT (2:00 p.m. PDT)
•Where: https://luminartech.com/quarterlyreview.

A replay will be available following the conclusion of the webcast. For additional information or to be added to Luminar's investor distribution list, please visit us at https://investors.luminartech.com/ir-resources/email-alerts.

Footnote: [1] Various Luminar software capabilities are still in development and have not achieved "technology feasibility" or "production ready" status.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures and certain other metrics. Non-GAAP financial measures and these other metrics do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures and metrics presented by other companies. Luminar considers these non-GAAP financial measures and metrics to be important because they provide useful measures of the operating performance of the company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The company’s management uses these measures and metrics to (i) illustrate underlying trends in the company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures and metrics are presented only as supplemental information for purposes of understanding the company’s operating results. The non-GAAP financial measures and metrics should not be considered a substitute for financial information presented in accordance with GAAP.

This release includes non-GAAP financial measures, including non-GAAP cost of sales, gross loss/gross profit, net loss, and free cash flow. Non-GAAP cost of sales is defined as GAAP cost of sales adjusted for stock-based compensation expense, amortization of intangible assets, restructuring charges, and accelerated depreciation related to certain property, plant and equipment items. Non-GAAP gross loss/gross profit is defined as GAAP gross loss/gross profit adjusted for stock-based compensation expense, amortization of intangible assets, restructuring charges, and accelerated depreciation related to certain property, plant and equipment items. Non-GAAP net loss is defined as GAAP net loss adjusted for stock-based compensation expense, amortization of intangible assets, restructuring charges, accelerated depreciation related to certain property, plant and equipment items, legal reserve related to employee matters, transaction costs relating to acquisition activities, change in fair value of warrant liabilities, and provision for income taxes. Free cash flow is defined as operating cash flow less capital expenditures.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims,” “believe,”

“may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on expectations and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including that cost reduction efforts, capital structure improvements, and unit economics improvements will continue and lead to profitability, and that next-generation sensors and software will be developed successfully and samples will be delivered on time, and will result in automaker adoption. More information on these risks and other potential factors that could affect the Company’s business is included in the Company’s periodic filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most reports on Form 10-K and Form 10-Q. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

About Luminar
Luminar is a global automotive technology company ushering in a new era of vehicle safety and autonomy. For the past decade, Luminar has built an advanced hardware and software/AI platform to enable its over 50 industry partners, including most global automotive OEMs. From consumer vehicle programs with Volvo Cars and Mercedes-Benz to technology partnerships including NVIDIA and Mobileye, Luminar is poised to be the first automotive technology company to enable next-generation safety and autonomous capabilities for global production vehicles. For more information, please visit www.luminartech.com.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2024	March 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$52,335	$109,563	$139,095
Restricted cash	1,758	1,733	1,529
Marketable securities	108,989	108,768	150,727
Accounts receivable	19,752	29,034	14,124
Inventory	14,026	16,417	12,196
Prepaid expenses and other current assets	33,175	41,122	32,950
Total current assets	230,035	306,637	350,621
Property and equipment, net	58,190	62,127	66,300
Operating lease right-of-use assets	44,408	46,631	42,706
Intangible assets, net	20,994	21,994	22,994
Goodwill	7,390	7,390	7,390
Other non-current assets	20,792	23,166	22,356
Total assets	$381,809	$467,945	$512,367

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$20,506	$27,359	$21,113
Accrued and other current liabilities	37,402	52,136	52,605
Operating lease liabilities	11,370	11,309	10,154
Total current liabilities	69,278	90,804	83,872
Warrant liabilities	84	248	1,069
Convertible senior notes	617,046	616,237	615,428
Operating lease liabilities, non-current	36,207	38,386	35,079
Other non-current liabilities	1,343	2,115	1,667
Total liabilities	723,958	747,790	737,115
Stockholders’ deficit:
Class A common stock	39	36	34
Class B common stock	10	10	10
Additional paid-in capital	2,066,404	1,998,063	1,927,378
Accumulated other comprehensive income (loss)	(109)	(68)	2
Treasury stock	(312,477)	(312,477)	(312,477)
Accumulated deficit	(2,096,016)	(1,965,409)	(1,839,695)
Total stockholders’ deficit	(342,149)	(279,845)	(224,748)
Total liabilities and stockholders’ deficit	$381,809	$467,945	$512,367

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue:
Products	$15,739	$15,302	$9,923	$31,041	$17,290
Services	712	5,666	6,274	6,378	13,416
Total revenue	16,451	20,968	16,197	37,419	30,706
Cost of sales:
Products	19,969	24,507	25,059	44,476	44,262
Services	10,162	6,916	9,473	17,078	19,403
Total cost of sales	30,131	31,423	34,532	61,554	63,665
Gross loss	(13,680)	(10,455)	(18,335)	(24,135)	(32,959)
Operating expenses:
Research and development	65,850	67,750	67,483	133,600	136,535
Sales and marketing	12,140	14,515	15,654	26,655	29,383
General and administrative	29,790	33,049	42,420	62,839	86,910
Restructuring costs	6,262	—	—	6,262	—
Total operating expenses	114,042	115,314	125,557	229,356	252,828
Loss from operations	(127,722)	(125,769)	(143,892)	(253,491)	(285,787)
Other income (expense), net:
Change in fair value of warrant liabilities	163	821	26	985	(1,028)
Interest expense	(2,757)	(2,757)	(1,273)	(5,514)	(2,938)
Interest income	2,519	3,430	1,605	5,949	3,510
Gain from acquisition of EM4, Inc. (“EM4”)	—	1,752	—	1,752
(Losses)/gains related to investments and certain other assets, and other income (expense)	(3,376)	(2,604)	1,787	(5,981)	(2,278)
Total other income (expense), net	(3,451)	642	2,145	(2,809)	(2,734)
Loss before provision for income taxes	(131,173)	(125,127)	(141,747)	(256,300)	(288,521)
Provision for (benefit from) income taxes	(566)	587	9	21	9
Net loss	$(130,607)	$(125,714)	$(141,756)	$(256,321)	$(288,530)
Net loss per share:
Basic and diluted	$(0.29)	$(0.30)	$(0.37)	$(0.58)	$(0.77)
Shares used in computing net loss per share:
Basic and diluted	453,978,904	424,929,163	382,424,675	439,454,034	376,616,066

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(256,321)	$(288,530)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,458	7,536
Amortization of operating lease right-of-use assets	4,230	3,303
Amortization of discount on marketable securities	(1,278)	(1,611)
Loss on marketable securities	1,976	1,859
Change in fair value of private warrants	(985)	1,028
Vendor stock-in lieu of cash program	8,448	21,114
Gain from acquisition of EM4	(1,752)	—
Amortization of debt discount and issuance costs	1,618	1,618
Inventory write-offs and write-downs	17,806	13,432
Share-based compensation	83,019	115,149
Impairment of investments	4,000	—
Product warranty and other	(2,758)	3,084
Changes in operating assets and liabilities:
Accounts receivable	(4,563)	(5,635)
Inventories	(16,098)	(24,958)
Prepaid expenses and other current assets	(1,793)	13,858
Other non-current assets	(2,915)	(5,287)
Accounts payable	(1,877)	3,761
Accrued and other current liabilities	916	10,927
Other non-current liabilities	(5,067)	(8,631)
Net cash used in operating activities	(158,936)	(137,983)
Cash flows from investing activities:
Acquisition of EM4 (net of cash acquired)	(3,831)	—
Acquisition of Seagate's lidar business	—	(12,608)
Purchases of marketable securities	(75,051)	(171,118)
Proceeds from maturities of marketable securities	112,242	277,771
Proceeds from sales/redemptions of marketable securities	3,737	39,152
Purchases of property and equipment	(1,586)	(16,831)
Net cash provided by investing activities	35,511	116,366
Cash flows from financing activities:
Net proceeds from issuance of Class A common stock under the Equity Financing Program	35,903	29,604
Proceeds from issuance of Class A common stock to a wholly owned subsidiary of TPK	—	10,000
Proceeds from exercise of stock options	407	1,570
Proceeds from sale of Class A common stock under ESPP	800	1,406
Payments of employee taxes related to stock-based awards	(216)	(572)
Net cash provided by financing activities	36,894	42,008
Net increase (decrease) in cash, cash equivalents and restricted cash	(86,531)	20,391
Beginning cash, cash equivalents and restricted cash	140,624	71,105
Ending cash, cash equivalents and restricted cash	$54,093	$91,496

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cost of Sales to Non-GAAP Cost of Sales
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP cost of sales	$30,131	$31,423	$34,532	$61,554	$63,665
Non-GAAP adjustments:
Stock-based compensation	(298)	(3,395)	(1,925)	(3,693)	(4,587)
Amortization of intangible assets	(166)	(166)	(166)	(332)	(331)
Accelerated depreciation related to certain property, plant and equipment items	(1,295)	(2,135)	—	(3,430)	—
Non-GAAP cost of sales	$28,372	$25,727	$32,441	$54,099	$58,747
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Gross Loss to Non-GAAP Gross Loss
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP gross loss	$(13,680)	$(10,455)	$(18,335)	$(24,135)	$(32,959)
Non-GAAP adjustments:
Stock-based compensation	298	3,395	1,925	3,693	4,587
Amortization of intangible assets	166	166	166	332	331
Accelerated depreciation related to certain property, plant and equipment items	1,295	2,135	—	3,430	—
Non-GAAP gross loss	$(11,921)	$(4,759)	$(16,244)	$(16,680)	$(28,041)
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP operating expenses	$114,042	$115,314	$125,557	$229,356	$252,828
Non-GAAP adjustments:
Stock-based compensation	(36,781)	(41,070)	(57,270)	(77,851)	(110,562)
Impairment of investments	(4,000)	—	—	(4,000)	—
Restructuring costs	(6,262)	—	—	(6,262)	—
Amortization of intangible assets	(834)	(834)	(932)	(1,668)	(1,829)
Transaction costs relating to acquisition activities	(1)	(231)	(3)	(232)	(36)
Non-GAAP operating expenses	$66,164	$73,179	$67,352	$139,343	$140,401

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP net loss	$(130,607)	$(125,714)	$(141,756)	$(256,321)	$(288,530)
Non-GAAP adjustments:
Stock-based compensation, excluding restructuring	37,079	$44,465	59,195	81,544	115,149
Amortization of intangible assets	1,000	$1,000	1,098	2,000	2,160
Accelerated depreciation related to certain property, plant and equipment items	1,295	$2,135	—	3,430	—
Impairment of investments	4,000	$—	—	4,000	—
Restructuring costs, including stock-based compensation	6,262	$—	—	6,262	—
Gain from acquisition of EM4	—	$(1,752)	—	(1,752)	—
Transaction costs relating to acquisition activities	1	$231	3	232	36
Change in fair value of warrant liabilities	(163)	$(821)	(26)	(985)	1,028
Non-GAAP net loss	$(81,133)	$(80,456)	$(81,486)	$(161,590)	$(170,157)
GAAP net loss per share:
Basic and diluted	$(0.29)	$(0.30)	$(0.37)	$(0.58)	$(0.77)
Non-GAAP net loss per share:
Basic and diluted	$(0.18)	$(0.19)	$(0.21)	$(0.37)	$(0.45)
Shares used in computing GAAP net loss per share:
Basic and diluted	453,978,904	424,929,163	382,424,675	439,454,034	376,616,066
Shares used in computing Non-GAAP net loss per share:
Basic and diluted	453,978,904	424,929,163	382,424,675	439,454,034	376,616,066

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP operating cash flow	$(77,707)	$(81,229)	$(73,309)	$(158,936)	$(137,983)
Non-GAAP adjustments:
Capital expenditure:
Purchases of property and equipment	(302)	(1,284)	(5,151)	(1,586)	(16,831)
Non-GAAP free cash flow	$(78,009)	$(82,513)	$(78,460)	$(160,522)	$(154,814)
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Summary of Stock-Based Compensation and Intangibles Amortization
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2024		2023
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$298	$166	$1,925	$166
Research and development	16,378	599	20,541	599
Sales and marketing	3,557	235	9,792	333
General and administrative	16,846	—	26,937	—
Restructuring costs	1,412	$—	$—	$—
Total	$38,491	$1,000	$59,195	$1,098

	Three Months Ended March, 31
	2024		2023
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$3,395	$166	$2,662	$165
Research and development	14,484	599	17,471	564
Sales and marketing	5,223	235	5,828	333
General and administrative	21,363	—	29,993	—
Total	$44,465	$1,000	$55,954	$1,062

	Six Months Ended June 30,
	2024		2023
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$3,693	$332	$4,587	$331
Research and development	30,862	1,198	38,012	1,163
Sales and marketing	8,780	470	15,620	666
General and administrative	38,209	—	56,930	—
Restructuring costs	1,412	—	—	—
Total	$82,956	$2,000	$115,149	$2,160

Contact Information
Investor Relations:
Aileen Smith
Investors@luminartech.com

Media Relations:
Milin Mehta
Press@luminartech.com